LML REPORTS RESULTS FOR THE FOURTH QUARTER AND THE
FISCAL YEAR ENDED MARCH 31, 2008

Fourth Quarter Revenue Increased 107% and Revenue for the Year Increased 73%;
Fourth Quarter Cash Flow was $801,000 and Cash Flow for the Year was $540,000

VANCOUVER, BC, June 17, 2008 — LML PAYMENT SYSTEMS INC. (“LML”) (NASDAQ: LMLP), a leading payments technology provider of financial payment solutions for e-commerce and traditional businesses, reports results for its fourth quarter and fiscal year ended March 31, 2008.

Revenue for the three months ended March 31, 2008 was approximately $3.3 million, an increase of approximately 107%, over the $1.6 million in revenue for the three months ended March 31, 2007.  Non-GAAP net income for the fourth quarter fiscal 2008 was approximately $326,000 or $0.01 per share, a 36% increase, compared to approximately $240,000 or $0.01 per share for the fourth quarter last year.  Non-GAAP net income excludes stock-based compensation, depreciation and amortization, and other non-recurring items.  A reconciliation of GAAP to non-GAAP financial measures is attached.  GAAP net loss for the quarter was approximately $1.6 million, or $0.07 per share, compared to GAAP net income of approximately $86,000, or $0.01 per share, for the fourth quarter fiscal 2007.  Net cash flows from operating activities were approximately $801,000 for the fourth quarter fiscal 2008.

Revenue for the fiscal year ended March 31, 2008 was approximately $11.3 million compared to approximately $6.6 million for the previous year, an increase of 73%. Non-GAAP net income for fiscal year 2008 was approximately $1.2 million or $0.05 per share compared to approximately $194,000 or $0.01 per share for fiscal 2007. Non-GAAP net income excludes stock-based compensation, depreciation and amortization, and other non-recurring items. GAAP net loss for fiscal 2008 was approximately $2.2 million, or $0.10 per share, compared to GAAP net loss of approximately $1.1 million, or $0.05 per share, for the previous year.  Net cash flows from operating activities were approximately $540,000 for fiscal 2008.

Q4 Highlights

•	Revenue increased to $3.3 million – a 107% increase.
•	Produced positive cash flows from operations of $801,000
•	Received new U.S. patent regarding electronic check processing methods and systems

Fiscal Year Highlights

•	Acquisition and integration of Beanstream Internet Commerce Inc.
•	Repositioned check operations as part of business transition.
•	Revenue increased to $11.3 million – a 73% increase
•	Produced positive cash flows from operations of $540,000

“We are very pleased with these results.  We undertook a significant number of important initiatives this past year and in many ways this has resulted in an important transition for the Company.  We believe we have the products, the partners and the required strategy to take advantage of an exciting and growing market opportunity in electronic payments.  We look forward to the coming year with a keen sense of anticipation as we expect to build on these results and continue to realize on our objectives,” said Patrick H. Gaines, President and Chief Executive Officer of LML.

Cont’d…

Conference Call

Management will host a conference call on June 18, 2008 at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 800-769-9015.   International callers please dial 212-231-2905.

If you are unable to join the call, a telephone replay will be available through June 29, 2008 by dialing 800-633-8284 from within the U.S. or Canada, or 402-977-9140 if calling internationally.  Please reference reservation number 21385979 when prompted.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

GAAP versus Non-GAAP Financial Information

In addition to GAAP financial measures, the Corporation has provided supplemental non-GAAP financial measures of net income and earnings per share, which exclude certain non-cash and non-recurring items. For purposes of this news release, non-GAAP net income and earnings per share exclude stock-based compensation expense under CICA 3870 and SFAS 123R, depreciation and amortization expense, and certain non-recurring items. A reconciliation of adjustments of non-GAAP to GAAP results for the fourth quarter, fiscal year-end, and prior periods is included in the enclosed table.  The Corporation believes that non-GAAP financial measures are useful in assessing operating performance as they provide an additional basis to evaluate our ability to incur and service debt and to fund capital expenditures.  In addition, non-GAAP financial information may provide management and investors with an enhanced understanding of our operating results and overall financial performance. Non-GAAP financial measures are not meant to be considered in isolation and should not be considered as alternatives to financial information prepared in accordance with GAAP. Furthermore, our method of calculating the non-GAAP financial measures presented in this news release may differ from methods used by other companies, and as a result, the non-GAAP financial measures disclosed herein may not be comparable to other similarly titled measures used by other companies.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Cont’d…

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In U.S. Dollars, except share data)
(Unaudited)

	Year ended March 31,

	2008	2007

REVENUE	$11,327,878	$6,554,191

COSTS AND EXPENSES
Cost of operations (includes stock-based compensation expense of $424,155 (2007-$81,321; 2006-$0))	7,684,769	4,838,374
Sales, general and administrative expenses (includes stock-based compensation expense of $863,036 (2007-$796,012; 2006-$903,778))	3,188,510	2,885,811
Amortization and depreciation	905,488	335,555

LOSS BEFORE OTHER INCOME (EXPENSES) AND INCOME TAXES	(450,889)	(1,505,549)

Foreign exchange gain (loss)	(229,661)	(2,545)
Other income (expenses), net	(246,918)	616,571
(Loss) gain on disposal/abandonment of capital assets	(726,325)	7,000
Interest income	406,063	475,368
Interest expense	(358,756)	(12,700)
Settlement expenses	-	(45,000)
Due diligence expenses	-	(567,562)

LOSS BEFORE INCOME TAXES	(1,606,486)	(1,034,417)

Income taxes	614,342	38,446

NET LOSS	(2,220,828)	(1,072,863)

NET LOSS PER SHARE, basic and diluted	(0.10)	(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING, basic and diluted	21,869,404	20,206,412

Cont’d…

LML PAYMENT SYSTEMS INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In U.S. Dollars)
(Unaudited)

	Three months ended March 31,		Year Ended March 31,

	2008	2007	2008	2007

GAAP Net (Loss) Income	$(1,563,391)	86,328	$(2,220,828)	$(1,072,863)

Add stock-based compensation	791,847	189,291	1,287,191	877,333
Add stock-based compensation – future income taxes	-	-	11,185	21,646
Add amortization and depreciation	261,618	104,173	905,488	335,555
Less unrealized foreign exchange (gain) loss	(177,271)	-	177,847	-
Add consolidation of data centers expenses	247,214	-	247,214	-
Add non-capitalizable financing costs	39,675	-	39,675	-
Add loss (gain) on disposal/abandonment of capital assets	726,325	(4,000)	726,325	(7,000)
Add expenses related to a discontinued operation	-	-	-	13,000
Less license agreements release provisions	-	-	-	(377,000)
Less state sales tax refund	-	(209,000)	-	(209,000)
Add settlement expenses	-	45,000	-	45,000
Add due diligence expenses	-	28,585	-	567,562

Non-GAAP Net Income	326,017	240,377	1,174,097	194,233

GAAP Net (Loss) Income Per Share, basic	$(0.07)	$0.01	$(0.10)	$(0.05)

Add stock-based compensation	0.04	0.01	0.06	0.04
Add stock-based compensation – future income taxes	-	-	-	-
Add amortization and depreciation	0.01	-	0.04	0.02
Less unrealized foreign exchange (gain) loss	(0.01)	-	0.01	-
Add consolidation of data centers expenses	0.01	-	0.01	-
Add non-capitalizable financing costs	-	-	-	-
Add loss (gain) on disposal/abandonment of capital assets	0.03	-	0.03	-
Add expenses related to a discontinued operation	-	-	-	-
Less license agreements release provisions	-	-	-	(0.02)
Less state sales tax refund	-	(0.01)	-	(0.01)
Add settlement expenses	-	-	-	-
Add due diligence expenses	-	-	-	0.03

Non-GAAP Net Income Per Share, basic	$0.01	$0.01	$0.05	$0.01

GAAP Net (Loss) Income Per Share, diluted	$(0.07)	$-	$(0.09)	$(0.05)

Add stock-based compensation	0.04	0.01	0.05	0.04
Add stock-based compensation – future income taxes	-	-	-	-
Add amortization and depreciation	0.01	0.01	0.04	0.02
Less unrealized foreign exchange (gain) loss	(0.01)	-	0.01	-
Add consolidation of data centers expenses	0.01	-	0.01	-
Add non-capitalizable financing costs	-	-	-	-
Add loss (gain) on disposal/abandonment of capital assets	0.03	-	0.03	-
Add expenses related to a discontinued operation	-	-	-	-
Less license agreements release provisions	-	-	-	(0.02)
Less state sales tax refund	-	(0.01)	-	(0.01)
Add settlement expenses	-	-	-	-
Add due diligence expenses	-	-	-	0.03

Non-GAAP Net Income Per Share, diluted	$0.01	$0.01	$0.05	$0.01

Cont’d…

LML PAYMENT SYSTEMS INC.

CONSOLIDATED BALANCE SHEETS
(In U.S. Dollars)
(Unaudited)

	Year Ended March 31,

	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,749,768	$10,163,008
Funds held for merchants	5,833,617	-
Restricted cash	250,000	250,000
Accounts receivable, less allowance of $32,168 (2007: $23,388)	719,301	330,055
Prepaid expenses	273,751	405,213
Total current assets	16,826,437	11,148,276

PROPERTY AND EQUIPMENT, net	246,828	1,362,003

PATENTS	788,473	943,985

RESTRICTED CASH	153,619	-

OTHER ASSETS	23,247	224,263

GOODWILL	15,903,077	-

INTANGIBLE ASSETS	5,700,637	-

Total assets	39,642,318	13,678,527
LIABILITIES

CURRENT LIABILITIES
Accounts payable	1,745,679	659,111
Accrued liabilities	648,661	309,677
Corporate taxes payable	573,240	-
Funds due to merchants	5,833,617	-
Current portion of obligations under capital lease	203,366	360,179
Current portion of promissory notes	2,731,923	-
Current portion of deferred revenue	1,448,921	1,531,260
Total current liabilities	13,185,407	2,860,227

OBLIGATIONS UNDER CAPITAL LEASE	177,573	726,806

PROMISSORY NOTES	2,435,460	-

DEFERRED REVENUE	4,606,379	5,859,628

Total liabilities	20,404,819	9,446,661

SHAREHOLDERS’ EQUITY

CAPITAL STOCK
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-
Common shares, no par value, 100,000,000 shares authorized, 26,341,832 issued and outstanding (2007:20,207,094)	48,071,980	32,774,368

ACCUMULATED OTHER COMPREHENSIVE LOSS	(19,046)	-
CONTRIBUTED SURPLUS	5,391,187	3,443,292
DEFICIT	(34,206,622)	(31,985,794)
Total shareholders’ equity	19,237,499	4,231,866
Total liabilities and shareholders’ equity	39,642,318	13,678,527

Cont’d…

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Year ended March 31,

	2008	2007
OPERATING ACTIVITIES:
Net loss	$(2,220,828)	$(1,072,863)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Provisions for losses on accounts receivable	10,942	37,347
Amortization and depreciation	905,488	335,555
(Gain) loss on disposal/abandonment of capital assets	726,325	-
Stock-based compensation	1,287,210	877,334
Stock-based compensation – future income taxes	11,185	21,646
Unrealized foreign exchange loss	177,847	-
Due diligence expenses	-	567,562
Other	-	(7,252)

Changes in non-cash operating working capital
Accounts receivable	(130,694)	69,073
Prepaid expenses	214,414	(30,326)
Other assets	(8,360)	14,447
Accounts payable and accrued liabilities	323,496	(473,773)
Corporate taxes payable	582,538	-
Deferred revenue	(1,339,390)	7,119,782
Net cash provided by (used in) operating activities	540,173	7,458,532

INVESTING ACTIVITIES:
Other assets	-	(776,170)
Acquisition of Beanstream, net of cash acquired	(7,286,834)	-
Proceeds from disposal of capital assets	107,900	7,252
Acquisition of property and equipment	(144,241)	(185,886)
Development of patents	(10,804)	(14,341)
Net cash (used in) provided by investing activities	(7,333,979)	(969,145)

FINANCING ACTIVITIES:
Payments on capital leases	(575,234)	(79,588)
Payments on long-term borrowing	-	(2,773)
Proceeds from exercise of stock options	77,438	64,350
Proceeds from private placement of common shares	7,200,000	-
Share capital financing costs	(509,666)	-
Net cash (used in) provided by financing activities	6,192,538	(18,011)

Effects of foreign exchange rate changes on cash and cash equivalents	188,028	-

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(413,240)	6,471,376

Cash and cash equivalents, beginning of year	10,163,008	3,691,632

Cash and cash equivalents, end of year	9,749,768	10,163,008
Cash and cash equivalents consist of:
Cash	8,348,906	9,041,704
Money market fund	107,233	1,121,304
Commercial paper	1,293,629	-
	9,749,768	10,163,008
Supplemental disclosure of cash flow information:
Interest paid	358,756	12,700
Taxes paid	603,157	16,800

Non-cash investing and financing transactions not included in cash flows:
Property and equipment acquired through capital leases	-	1,146,473

Cont’d…

CONTACTS:

Patrick H. Gaines                                                                Investor Relations
President and CEO                                                             (800) 888-2260
(604) 689-4440